UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:  (310) 208-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.  below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Aziz D. Syriani submitted his resignation as a director effective May 2, 2013, and withdrew as a director nominee for consideration at Occidental Petroleum Corporation’s May 3, 2013 Annual Meeting of Stockholders.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

The following preliminary results of matters put to a vote of stockholders were announced at Occidental Petroleum Corporation’s May 3, 2013 Annual Meeting of Stockholders:

—
Directors Spencer Abraham, Howard I. Atkins, Stephen I. Chazen, Edward P. Djerejian, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez and Avedick B. Poladian have received a majority of votes cast in favor.

—	The advisory proposal approving executive compensation (“say on pay”) has received a majority of votes in favor.
—	The selection of KPMG LLP as the company’s auditors has received a majority of votes in favor.
—	The proposal requesting the Board of Directors to undertake steps to provide for action by written consent of stockholders has not received enough votes to pass under the company’s bylaws.

Final results will be filed on Form 8-K within four business days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: May 3, 2013	/s/ DONALD P. DE BRIER
Donald P. de Brier, Corporate Executive Vice President
and Corporate Secretary